SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 15, 2002

                         Commission File Number: 0-25974

                                 GSOCIETY, INC.
                 (Name of small business issuer in its charter)

                         CAPITAL DEVELOPMENT GROUP, INC.
                           (former name of registrant)

           Florida                                         93-1113777
----------------------------                   ---------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
    of incorporation or
       organization)


555 NE 5th Street                                       Miami, Florida  33156
----------------------------------------            ----------------------------
(Address of principal administrative                   (City, State, Zip Code)
              offices)

                                 (305) 762-6262
                       -----------------------------------
                         (Registrants telephone number)


         Item 4. Changes in Registrant's Certifying Accountant.

         Prior to the Annual Meeting, held May 16, 2002, the Company was notified that Squar, Milner, Reehl and Williamson, LLP ("Squar Milner") its principal accountant, would not stand for reappointment. Squar Milner was engaged as the Company's principal accountant effective March 23, 2001. Squar Milner issued an unqualified opinion for the Company's two most recent fiscal years ended December 31, 2000 and December 31, 2001. However, regarding the two most recent years, the opinions included going concern explanatory language. There were no disagreements between the Company and Squar Milner during the period from March 23, 2001 through May 16, 2002 in which the Company retained Squar Milner as its principal accountant.

         Effective May 16, 2002, the Company engaged Garcia, Espinosa, Miyares & Company, LLC to act as the Company's principal accountant and auditor. The board of directors of the Company recommended the engagement of Garcia, Espinosa, Miyares & Company, LLC as the Company's principal accountant. The Company did not consult with Garcia, Espinosa, Miyares & Company, LLC regarding the application of accounting principles or audit opinions prior to retaining Garcia, Espinosa, Miyares & Company, LLC.


                                Index to Exhibits

Exhibit 16  Letter from Former Accountants



                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GSociety, Inc.


July 26, 2002                        By:/s/ Paul Yates
-------------                         ----------------------------------------
                                      Paul Yates, President/CEO